Exhibit 4.2

                     1996 Stock Option Plan

                Adopted by the Board of Directors
                         August 7, 1996


                           I.  Purpose

      The 1996 Stock Option Plan (the "Plan") of Electrosource, Inc. (the "Corporation") is intended to provide an opportunity for officers, directors (employee and non-employee), employees and consultants to acquire an equity interest in the development and financial success of the Corporation's business. The purposes of the plan are to create an incentive to serve or continue in the service of the Corporation, to aid in obtaining and retaining key personnel of outstanding ability, to attract and retain directors with a high degree of training, experience and ability, and to attract and retain consultants with a high degree of training, experience and ability whose services are considered specialized and unusually valuable.


                 II.  Shares Subject to the Plan

      The maximum number of shares of the common stock, $1.00 par value, of the Corporation (the "Stock) which may be issued pursuant to Incentive Stock Options and Non-Qualified Stock Options granted under the Plan (collectively referred to herein as "Options") shall be a total of 960,000 shares of Stock (subject to adjustment as provided in Section VII), which may be either authorized and unissued Stock or Stock held in the treasury of the Corporation, as shall be determined from time to time by the Committee of the Board of Directors of the Corporation described below. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares of Stock subject to such Option shall again be available for purposes of the Plan. Until termination of the Plan, the Corporation shall at all times reserve a sufficient number of shares to meet the requirements of the Plan.

      It is the intent of the Corporation, upon approval of the 1996 Stock Option Plan by the stockholders, to consolidate those Options granted and outstanding under the 1987 Stock Option Plan of Electrosource, Inc., the 1988 Non-Employee Director Stock Option Plan of Electrosource, Inc., the 1993 Non-Employee Consultant Stock Option Plan of Electrosource, Inc., and the 1994 Stock Option Plan (the "Previous Plans"). The Options granted and outstanding under the Previous Plans would automatically, without any further action of the Board of Directors, be amended to become part of and have the terms and conditions of the 1996 Stock Option Plan. Upon stockholder approval of the 1996 Stock Option Plan, such Previous Plans would be null and void. In the event that stockholder approval is withheld, the Previous Plans would continue under their own terms until expiration or amendment by stockholders.


                III.  Effective Date of the Plan

      The Plan shall be deemed to be effective as of the 7th day of August 1996, but its adoption shall be subject to approval by the holders of at least a majority of a quorum of the voting stock of the Corporation. In the event that such stockholder approval is not obtained on or before August 7, 1997, the Plan, and all options granted hereunder, shall terminate. The Plan shall expire on August 6, 2006, unless sooner terminated as provided in Section XII.


                 IV.  Administration of the Plan

      This plan shall be administered by a committee (the "Committee") appointed by the Board of Directors consisting of not less than three directors, each of whom must be a "Non-Employee Director." A Non-Employee Director shall mean a director who: (A) is not currently an officer (as defined in Rule 16a-l(f) of the Securities and Exchange Commission) of the Corporation or a parent or subsidiary of the Corporation, or otherwise currently employed by the Corporation or a parent or subsidiary of the Corporation; (B) does not receive compensation, either directly or indirectly, from the Corporation or a parent or subsidiary of the Corporation, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Section 404(a) of Regulation S-K of the Securities and Exchange Commission ("Regulation S-K"); (C) does not possess an interest in any other transaction for which disclosure would be required pursuant to
Section 404(a) of Regulation S-K; and (D) is not engaged in a business relationship for which disclosure would be required pursuant to Section 404(b) of Regulation S-K.

        The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by the members, and action so taken shall be fully as effective as if it had been taken by the members at a meeting duly called and held. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable.

     The Committee shall have full authority in its discretion to determine the officers, directors, key employees, prospective employees, and consultants of the Corporation and its subsidiaries to whom Options (as defined below) shall be granted, the number of shares of Stock covered thereby and the terms and provisions thereof, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective recipients, their present and potential contributions to the Corporation and its subsidiaries and any other factors which the Committee deems relevant. The Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Option agreements; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all participants in the Plan.


                   V.  Eligibility and Limits

       Eligibility. Options to purchase Stock (hereinafter referred to "Options"), may be granted to officers, employee directors, non-employee directors, key employees, and consultants of the Corporation and its present or future subsidiary corporations.

      Limits. The Committee shall have full and complete authority, in its discretion, but subject to the express provisions of the Plan, to grant from time to time options under the Plan which constitute Incentive Stock Options, and to grant options under the Plan which do not constitute Incentive Stock
Options (such options being hereinafter referred to as "Non-Qualified Options"). At the time any Option is granted under the Plan, the Committee shall determine whether the Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The
aggregate fair market value (which shall be determined on the date of the grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000.

      Directors. Each member of the Corporation's Board of Directors that is not also an employee or officer of the Corporation as of the date of the adoption of the Plan, and each person who assumes a position on the Board of Directors of the Corporation (whether by appointment by the Board or election) after such date who is not also an employee or an officer of the Corporation at the time shall, automatically and without the exercise of discretion or the requirement of any further action or authorization on the part of any person, receive an option to purchase an aggregate of 15,000 shares of the Common Stock of the Corporation which shall include any grants previously made under the 1988 Non-Employee Director Stock Option Plan. In addition, each non-employee director will be awarded an annual option to purchase 2,000 shares of the Common Stock of the Corporation; however, in no event will a director become eligible for the annual grant prior to two full years of service on the Board of Directors.


              VI.  Terms and Conditions of Options

      The terms and conditions of each option granted an Optionee designated by the Committee under the Plan shall be set forth in an instrument designated "1996 Stock Option Agreement" issued by the Corporation to the Optionee and containing such provisions as the Board of Directors or Committee shall deem appropriate. The 1996 Stock Option Agreements issued by the Corporation need not be identical but shall comply with the following terms and conditions, to-wit:

      Option Price. Subject to Section VIII and other provisions of this Section VI, the Option price per share of Stock purchasable under any Option granted under the Plan shall be fixed by the Committee and set forth in the applicable Option agreement. With respect to each grant of an Incentive Stock Option, the option price per shall not be less than the fair market value of a share of Stock (as determined in good faith by the Committee) on the date such Option is granted. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of an Option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option. In the event that the Stock is listed on NASDAQ or an established stock exchange, its fair market value shall be deemed to be the closing price of the Stock on such exchange on the date the Option is granted, or if no sale of Stock shall have been made on such date, its fair market value shall be deemed to be such price for the next preceding date on which a sale has occurred.

      Option Term. The term of each option shall be for such period as the Committee shall determine, but in no event be exercisable after the expiration of ten years from the date of grant of such Option and shall be subject to earlier termination as herein provided.

      Payment. Payment for all shares purchased pursuant to exercise of an Option shall be made by cash, check, that number of shares of the Corporation's Common Stock having an aggregate market value (as determined by the closing price per share on the NASDAQ on the date of exercise) equal to such purchase price, or any combination of the foregoing. Subject to the provisions as set forth below under Special Procedure for Certain Credit Assisted Transactions, such payment shall be made at the time that the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered until full payment therefor has been made.

     Conditions to Exercise of Option. Each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the Option agreement, except that no Option when initially granted as an Incentive Stock Option shall provide that it may be exercisable to any extent during the first six months following the date of grant; provided, however, that subsequent to the grant of an Option, the Committee at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercise in whole or in part.

      Nontransferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by the holder.

     Termination of Employment or Death. Upon any termination of employment of the holder for any reason other than death or disability, any Option held at the date of such termination may, to the extent exercisable, be exercised within three months after the date of such termination. Should the Option remain unexercised at the end of the three-month period, such Option is forfeited and returned to shares available for further grants. Upon any termination of employment of the holder by reason of disability, any Option held at the date of such termination may, to the extent then exercisable, be exercised within twelve months after the date of such termination. If the holder of an Option dies, any Option held at the date of death may be exercised in full, whether or not the Options are fully vested at such time, by the holder's legatee or legatees under the holder's last will, or by the holder's personal representatives or distributees, within twelve (12) months after the holder's death. If the holder of an Option retires at normal retirement age (age 65 or older), any Options held at the date of retirement may be exercised in full, whether or not the Options are fully vested at such time, within twelve (12) months after the holder's retirement. This Section shall not extend the term of the Option specified in or pursuant to Section entitled Option Term. For purposes of this Section, employment of a holder shall not be deemed terminated so long as the holder is employed by the Corporation, by a subsidiary of the Corporation or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder. For purposes of this Section, the extent to which an Option is exercisable shall be determined as of the date of termination of employment except where specifically stipulated to the contrary.

      Special Procedure for Certain Credit Assisted Transactions. To the extent not inconsistent with the provisions of Section 422 of the Code or the provisions of Rule 16b-3 issued by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Act"), any Option holder desiring to obtain credit from a broker, dealer or other "creditor" as defined in Regulation T issued by the board of Governors of the Federal Reserve System to assist in exercising an Option may deliver to such creditor a written exercise notice executed by such holder with respect to such Option, together with written instruction to the Corporation to deliver the Stock issued upon such exercise of the Option to the creditor for deposit into an account designated by the Option holder; upon receipt of such exercise notice and instructions in a form acceptable to the Corporation, the Corporation shall confirm to the creditor that it will deliver to the creditor on behalf of the Option holder the Stock issued upon such exercise of the Option and covered by such instruction promptly following receipt of the exercise price from the creditor. To the extent not inconsistent with the provisions of Section 422 of the Code or the provisions of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, upon written request, the Corporation may in its discretion, but shall not be obligated, to deliver to the creditor on behalf of the Option holder shares of Stock resulting from such a credit assisted exercise prior to receipt of the exercise price for such shares if the creditor has delivered to the Corporation, in addition to the other documents contemplated by this Section VI, the creditor's written agreement to pay the Corporation such exercise price in cash within five days after delivery of such shares. The credit assistance contemplated by this Section VI may include a margin loan by the creditor secured by the stock purchased upon exercise of an Option or, in the case of an Option holder who is not subject to Section 16 of the Act, an immediate sale of some or all of such Stock by the creditor to obtain or recover the exercise price which the creditor has committed to pay to the Corporation on behalf of the Option holder.


       VII.  Change in Capitalization; Merger; Liquidation

      The number of shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Corporation, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate to prevent dilution or enlargement of rights. Any adjustment pursuant to this Section VII may provide, in the Committee's discretion, for the elimination of any fractional shares that might otherwise become subject to any Option without payment therefor. The optionee shall have the right, immediately prior to dissolution, liquidation, merger or consolidation of the Corporation (to the extent the Corporation is not the surviving entity in such merger or consolidation), to exercise his/her Options in full without regard to any installment exercise provisions, to the extent that it shall not have been exercised. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, each outstanding Option shall terminate upon the effective date thereof, except to the extent that another corporation assumes such Option or substitutes another option therefor. In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this Section, the holder of an
Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation. Except as expressly provided herein, any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with regard to, the number or price of shares of Stock subject to any Option.
The  existence  of the Plan and Options granted pursuant  to  the
Plan shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution of the Corporation, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.


     VIII.  Compliance with Code; Compliance with Rule 16b-3

      All Incentive Stock Options granted hereunder are intended to comply with Section 422 and, to the extent applicable, Section 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. This Plan and all Options granted hereunder are intended to satisfy the conditions of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as it may be amended from time to time, and all provisions of this Plan and all Options granted hereunder shall be construed in such manner as to effectuate that intent.


  IX.  Right to Terminate Employment; No Rights as Stockholder

      Nothing in the Plan or in any Option granted under the Plan shall confer upon any holder thereof the right to continue as an employee, director or consultant of the Corporation or any of its subsidiaries or affect the right of the Corporation or any of its subsidiaries to terminate the holder's association with the Corporation or any of its subsidiaries at any time. The holder of an Option shall, as such, have none of the rights of a stockholder.


                      X.  Leaves of Absence

      Except as otherwise provided by law or regulation with respect to Incentive Stock Options, the Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of such leave of absence on Options previously granted to a holder who takes a leave of absence.


        XI.  Restrictions on Delivery and Sale of Shares

      Each Option granted under the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 and any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of exercise of any Option, that the optionee or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Corporation shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Corporation may endorse on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions or resale as the Corporation, in its discretion, shall deem appropriate.


          XII.  Termination and Amendments of the Plan

      The Plan shall terminate August 6, 2006, the date ten years after adoption of the Plan by the Board of Directors, and no Options shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the Board of Directors of the Corporation; provided, however, that:

  A.No such termination, modification or amendment without the consent of the holder of the Option shall adversely affect his rights under such Option; and

  B.Any   modification   or  amendment  which   would    (1)
     materially increase the benefits accruing to participant, (2) materially increase the number of securities which may be issued under the Plan, or (3) materially modify the requirements as to eligibility for participation in the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, shall be effective only if it is approved by the stockholders of the Corporation at the next annual meeting of stockholders after the date of adoption by the Board of Directors of such modification or amendment.


       XIII.  Effective Date of Plan; Stockholder Approval

      The Plan shall become effective on August 7, 1996, the date of its adoption by the Board of Directors, subject, however, to the approval of the Plan by the Corporation's stockholders at their next annual meeting. Options granted hereunder prior to such approval shall be conditional upon such approval. Unless such approval is obtained by August 7, 1997, this Plan and any Options granted hereunder shall become void thereafter.